Exhibit 99.49

NEWS RELEASE

Contact:	David Kimichik	Tripp Sullivan
	Chief Financial Officer	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376

ASHFORD HOSPITALITY TRUST DECLARES PREFERRED STOCK DIVIDEND

DALLAS — (December 17, 2004) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced the Board of Directors has declared a quarterly cash dividend of $0.5878 per fully diluted share for the Company’s 8.55% Series A Cumulative Preferred Stock for the fourth quarter ending December 31, 2004. The dividend is payable on January 18, 2005, to shareholders of record as of December 31, 2004. The total dividend reflects a partial dividend of $0.0534 per fully diluted share for the period September 22 to September 30, 2004, and the regular quarterly preferred dividend of $0.5344 per fully diluted share.

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Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.

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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254     Phone: (972) 490-9600